Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------

        Date of Report (Date of earliest event reported): August 18, 2003


                                AEARO CORPORATION
               (Exact name of Registrant as specified in charter)

          Delaware                      0-26942                  13-3840450
(State or other jurisdiction     (Commission file number)      (IRS employer
       of incorporation)                                    identification no.)


               5457 West 79th Street, Indianapolis, Indiana 46268
               (Address of principal executive offices) (Zip Code)

                                 (317) 692-6666
              (Registrant's telephone number, including area code)

Item 5. Other Events.

On July 24, 2003, Aearo Corporation announced an agreement to redeem all of the common and preferred shares, including accrued dividends, held by Cabot Corporation.

On August 18, 2003, Aearo Corporation completed the transaction at a total cost of $38.5 million, including fees and expenses, and was funded through the use of $6.0 million in cash, an increase of $17.5 million in Aearo's existing revolving credit facility, and new indebtedness of $15.0 million. The transaction required the consent of the Company's lenders under its Senior Bank Facilities.

Coinciding with the closing of the redemption, Cabot Corporation's designees, William J. Brady and Imtiaz A. Kathawalla, resigned as members of the Aearo's Board of Directors.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

10.40     StockPurchase   Agreement,   dated  June  27,  2003,   between   Aearo
          Corporation, Cabot Corporation and Cabot CSC Corporation, a wholly owned subsidiary of Cabot Corporation.

10.41 Second Amendment to the Amended and Restated Credit Agreement as of July 13, 2001, dated August 15, 2003.

10.42 Note Purchase Agreement, dated August 18, 2003, for $15,000,000 of Senior Subordinated Notes due July 15, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 18, 2003           AEARO CORPORATION


                                By: /s/Jeffrey S. Kulka
                                Jeffrey S. Kulka

                                Vice President, Chief Financial
                                Officer, and Treasurer